Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Savos Investments Trust:

We consent to the use of our report for Savos Dynamic Hedging Fund (formerly Contra Fund), a Series of Savos Investments Trust, dated November 25, 2014, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

July 9, 2015
Minneapolis, Minnesota